                                                                  EXHIBIT 4(b)



                               BRUSH WELLMAN INC.

                                       and

                     AMERITRUST COMPANY NATIONAL ASSOCIATION

                                RIGHTS AGREEMENT

                          Dated as of January 26, 1988

                           (Amended February 28, 1989)

                                TABLE OF CONTENTS

                                                           PAGE
RECITALS...............................................      1

Section 1.  Certain Definitions........................      2

Section 2.  Appointment of Rights Agent................      9

Section 3.  Issue of Right Certificates................      9

Section 4.  Form of Right Certificates.................     13

Section 5.  Countersignature and Registration..........     14

Section 6.  Transfer, Split Up, Combination and
            Exchange of Right Certificates;
            Mutilated, Destroyed, Lost or Stolen
            Right Certificates.........................     15

Section 7.  Exercise of Rights; Purchase Price;
            Expiration Date of Rights..................     17

Section 8.  Cancellation and Destruction of
            Right Certificates.........................     20

Section 9.  Reservation and Availability of
            Preferred Shares...........................     21

Section 10. Preferred Shares Record Date...............     24

Section 11. Adjustment of Purchase Price, Number
            and Type of Shares or Number of Rights.....     25

Section 12. Certificate of Adjusted Purchase
            Price or Number of Shares..................     51

Section 13. Notice of Adjusted Purchase Price
            or Number or Type of Shares to
            Holders of Rights..........................     52

Section 14. Fractional Rights and Fractional
            Shares.....................................     52

Section 15. Rights of Action...........................     55

Section 16. Agreement of Rights Holders................     56

Section 17. Right Certificate Holder Not Deemed
            a Shareholder..............................     57


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


                                TABLE OF CONTENTS
                                   (continued)

                                                           PAGE
Section 18.  Concerning the Rights Agent...............     58

Section 19.  Merger or Consolidation or Change
             of Name of Rights Agent...................     59

Section 20.  Duties of Rights Agent....................     60

Section 21.  Change of Rights Agent....................     65

Section 22.  Issuance of New Right Certificates........     67

Section 23.  Redemption................................     67

Section 24.  Notice of Certain Events..................     69

Section 25.  Notices...................................     71

Section 26.  Supplements and Amendments................     72

Section 27.  Successors................................     73

Section 28.  Benefits of this Agreement................     74

Section 29.  Action by the Board of Directors..........     75

Section 30.  Severability..............................     75

Section 31.  Governing Law.............................     75

Section 32.  Counterparts..............................     75

Section 33.  Descriptive Headings......................     76

Exhibit A..............................................    A-1

Exhibit B..............................................    B-1

Exhibit C..............................................    C-1

                                RIGHTS AGREEMENT

     This RIGHTS AGREEMENT dated as of January 26, 1988 (this "Agreement") is made and entered into by and between Brush Wellman Inc., an Ohio corporation (the "Company"), and Ameritrust Company National Association (the "Rights Agent").

                                    RECITALS

     WHEREAS, on January 26, 1988, the Board of Directors of the Company authorized and declared a dividend distribution of one right ("Right") for each share of Common Stock, $1.00 par value, of the Company (the "Common Shares") outstanding as of the close of business on February 8, 1988 (the "Record Date"), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding for any reason between the Record Date and the earliest of the Distribution Date (or, in the case of Common Shares issued upon the conversion of any convertible securities which the Company may hereafter issue, or upon exercise of existing and future employee stock options, prior to the fifteenth day after the Distribution Date), the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined).

     WHEREAS, the Company and the Rights Agent originally executed this Rights Agreement on January 26, 1988; the Company and the Rights Agent desire to make certain amendments to (and restate) this Rights Agreement; the following is the Rights Agreement as so amended and restated; and all references thereto shall refer to the Rights Agreement as amended on February 28, 1989 but to be dated as of January 26, 1988.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, after the Record Date, shall be the Beneficial Owner (as such term is hereinafter defined) of 20 percent or more of the Common Shares then outstanding; provided, however, that an Acquiring Person shall not include the Company, any Subsidiary, any employee benefit or stock ownership plan of the Company, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or an Authorized Shareholder.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2, as in effect on the date of this Agreement, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) "Authorization Statute" shall mean Section 1701.831 of the Ohio Revised Code, as it may be amended from time to time, so long as the provisions of such Section 1701.831 are applicable to the acquisition of Common Shares.

          (d) "Authorized Shareholder" shall mean any Person (other than the Company, any Subsidiary or any employee benefit or stock ownership plan of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, that shall, at any time after the date of this Agreement, become the Beneficial Owner of 20 percent or more of the Common Shares then outstanding (or of any other percentage of the Common Shares which requires compliance with the Authorization Statute) after (i) receiving the prior authorization (or authorizations) required to Beneficially Own such Common Shares pursuant to the Authorization Statute and (ii) otherwise complying in full with the requirements of the Authorization Statute.

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


          (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or payment; or (B) the right to vote or dispose of, whether pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except as described below) or disposing of any voting securities of the Company;

provided, however, that a Person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report).

     (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Ohio or New York are authorized or obligated by law or executive order to close.

     (g) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

     (h) "Common Shares" when used with reference to the Company shall mean the shares of Common Stock of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(d)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or other legal entity having equity securities, the corporation or other legal entity having equity securities which ultimately controls the Company. "Common Shares" when used with reference to any corporation or other legal entity having equity securities, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or other legal entity having equity securities, or, if such corporation or other legal entity having equity securities is a subsidiary of another corporation or other legal entity having equity securities, the corporation or other legal entity having equity securities which ultimately controls such first-mentioned corporation or other legal entity having equity securities.

     (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (j) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (k) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (l) "Flip-in Event" shall mean any event described in clauses (A), (B) or
(C) of Section 11(a)(ii) hereof.

     (m) "Flip-over Event" shall mean any event described in subsections (i),
(ii) or (iii) of Section 11(d).

     (n) "Person" shall mean any individual, firm, corporation, partnership, joint venture or other enterprise or entity of any kind, and shall include any successor (by merger or otherwise) of such Person.

     (o) "Preferred Shares" shall mean shares of Serial Preferred Stock, Series A, without par value, of the Company having the rights and preferences set forth in Exhibit A to this Agreement.

     (p) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

     (q) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

     (r) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

     (s) "Subsidiary" of any Person shall mean any corporation or other enterprise or entity of any kind of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     (t) "Triggering Event" shall mean any Flip-in Event or Flip-over Event.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

     Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth calendar day (or such later date as may be specified by a majority of the Directors then in office) after the Share Acquisition Date, (ii) the tenth calendar day (or such later date as may be specified by a majority of the Directors then in office) after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange
Act) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), the consummation of which would result in beneficial ownership by such Person of 20 percent or more of the outstanding Common Shares or (iii) the date of the occurrence of a Triggering Event (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares on the stock transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as herein provided, together with a notice setting forth the Purchase Price as in effect on the Distribution Date. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) Promptly after February 28, 1989, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares in substantially the form attached hereto as Exhibit C as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

        This Certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Brush Wellman Inc. and Ameritrust Company National Association, dated as of January 26, 1988, as the same may be amended from time to time in accordance with its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Brush Wellman Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Brush Wellman Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Authorized Shareholder or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to certificates bearing the legend described above, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.

     Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to Sections 11 and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price per one one-hundredth of a share set forth therein, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by an Acquiring Person or Authorized Shareholder or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or Authorized Shareholder or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Authorized Shareholder, Associate or

Affiliate shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

        The Rights represented by this Right Certificate are or were issued to, or beneficially owned by, a Person who is or was an Acquiring Person or an Authorized Shareholder or an Affiliate or an Associate of an Acquiring Person or an Authorized Shareholder (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 11(d) of the Rights Agreement.

Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such

Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or

Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like amount of Preferred Shares (or other securities) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent or at any other office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent or at any other office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or other securities) as to which such surrendered Rights are exercised, at or prior to the Close of Business on the earlier of (i) January 26, 1998 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such earlier date being herein referred to as the "Expiration Date").

     (b) The purchase price for each one one-hundredth of a Preferred Share (the "Purchase Price") pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of

Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with
Section 14 hereof or the amount of cash to be paid in lieu of the issuance of Common Shares in accordance with Sections 11(a)(iii) or 11(d) hereof, (iii) promptly after receipt of such certificates (or depositary receipts, when appropriate), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company pursuant to Section 11 hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise pursuant to
Section 7 hereof of all outstanding Rights; such number of Preferred Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in Section 11 hereof.

     (b) So long as the Company's Preferred Shares (or other securities) may be listed on a national securities exchange, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all Preferred Shares (or other securities) reserved for issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance.

     (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or other securities) delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares, free and clear of any liens, encumbrances or other adverse claims other than the Company's right to redeem the Preferred Shares pursuant to the express terms thereof.

     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing the Preferred Shares (or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Preferred Shares (or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     (e) The Company shall use its best efforts to (i) file on an appropriate form, as soon as is required by law following the Distribution Date, a registration statement under the Securities Act of 1933 (the "Act") with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also use its best efforts to take such action as may be appropriate under the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

     Section 10. Preferred Shares Record Date. Each person in whose name any certificate representing Preferred Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided erein.

     Section 11. Adjustment of Purchase Price, Number and Type of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 11(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof or Section 11(d) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 11(d) hereof.

          (ii) In the event that

          (A) any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of any Acquiring Person or Authorized Shareholder, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to Section 11(d)(ii) hereof, (2) merge or otherwise combine with any Subsidiary of the Company,
     (3) in one or more transactions (other than in connection with the exercise of Rights or the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from, with, or of, as the case may be, the Company or any of its Subsidiaries, other than in a transaction subject to Section 11(d) hereof, assets, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (5) receive any compensation from the Company or any of its Subsidiaries other than compensation as a director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

          (B) during such time as there is an Acquiring Person or an Authorized Shareholder, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or an Authorized Shareholder), other than a transaction subject to Section 11(d) hereof, which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of any Acquiring Person or Authorized Shareholder, or

          (C) any Person (other than the Company, any Subsidiary or any employee benefit or stock ownership plan of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become the Beneficial Owner (other than in a transaction subject to Section 11(d) hereof) of 20 percent or more of the Common Shares then outstanding or any other percentage of the Common Shares the acquisition of which requires compliance with the Authorization Statute, (excluding, however, any case where both (v) the Authorization Statute is in full force and effect and applies to the acquisition of Common Shares by such Person and (w) such Person obtains the prior authorization (or authorizations) of the Company's shareholders pursuant to, and otherwise complies in full with, the Authorization Statute prior to becoming the Beneficial Owner of 20 percent or more, or any other percentage specified in such Authorization Statute, of the Common Shares then outstanding), then and thereafter, and in each such case, each holder of a Right, except as provided below, shall have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50 percent of the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) on the date of the occurrence of any Flip-in Event. Notwithstanding the foregoing, upon the occurrence of any Flip-in Event, any Rights that are or were at any time beneficially owned by any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of such Acquiring Person or Authorized Shareholder (which Acquiring Person, Authorized Shareholder, Associate or Affiliate is engaging in one or more of the transactions set forth in subparagraph (ii)(A) above, or realizing the benefit set forth in subparagraph (ii)(B) above, or owning the Common Shares described in subparagraph (ii)(C) above, as the case may be) after the date upon which such Acquiring Person or Authorized Shareholder became such, shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall not enter into any transaction of the kind listed in this subparagraph (ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transactions, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     (iii) In the event that there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, if the Company is unable so to cause the authorization of additional Common Shares then, notwithstanding any other provision of this Agreement, in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights, the Company shall pay, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, cash at a rate per Right equal to the product of the Purchase Price in effect at the time of exercise multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of any Flip-in Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

     (b)(i) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11(e) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (ii) In the event that, after the Distribution Date, the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current per share market price of the Common Shares (as determined pursuant to Section 11(e) hereof) on such record date, the purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c)(i) In the event that the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a periodic cash dividend at a rate not in excess of 125 percent of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)(i) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11(e) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of periodic cash dividends at a rate in excess of 125 percent of the rate of the last cash dividend theretofore paid, only that portion in excess of 125 percent of such rate) or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (ii) In the event that, after the Distribution Date, the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a periodic cash dividend at a rate not in excess of 125 percent of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)(ii) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to Section 11(e) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of periodic cash dividends at a rate in excess of 125 percent of the rate of the last cash dividend theretofore paid, only that portion in excess of 125 percent of such rate) or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) In the event that, directly or indirectly, (i) the Company shall consolidate with, or merge with or into, any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of any Acquiring Person or Authorized Shareholder and the Company shall not be the continuing or surviving corporation of such merger or combination, (ii) any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of any Acquiring Person or Authorized Shareholder shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of any Acquiring Person or Authorized Shareholder, then, and in each such case, proper provision shall be made so that (A) except as provided below, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then current Purchase Price multiplied by the then number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of such surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in clause (ii) above), as the case may be, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50 percent of the current per share market price of the Common Shares of such Person (determined pursuant to Section 11(e) hereof) on the date of the consummation of such Flip-over Event; (B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, to its Common Shares thereafter deliverable upon the exercise of the Rights. Notwithstanding the foregoing, if the surviving, resulting or acquiring Person in any of the events listed above in subparagraphs (i) through (iii), inclusive, is not a corporation or other legal entity having equity securities, then, and in each such case, if such surviving, resulting or acquiring Person is directly or indirectly wholly owned by a corporation or other legal entity having equity securities, then all references to Common Shares of such surviving, resulting or acquiring Person in this Section 11(d) shall be deemed to be references to the Common Shares of the corporation or other legal entity having equity securities which ultimately controls such Person, and if there is no such corporation or other legal entity having equity securities, (Y) proper provision shall be made so that such surviving resulting or acquiring Person shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if such surviving, resulting or acquiring Person had been a corporation or other legal entity having equity securities; and (Z) all other provisions of this Section 11(d) shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any of the transactions listed above in subparagraphs (i) through (iii), inclusive, unless prior thereto the Company and the issuer of the Common Shares or other securities, as the case may be, shall have executed and delivered to the Rights Agent a supplemental agreement providing for the foregoing, or if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. Notwithstanding the foregoing, upon the occurrence of any Flip-over Event, any Rights that are or were at any time beneficially owned by any Acquiring Person or Authorized Shareholder or any Associate or Affiliate of such Acquiring

Person or Authorized Shareholder (which Acquiring Person, Authorized Shareholder, Associate or Affiliate is engaging in one or more of the transactions set forth in subparagraphs (i) through (iii), inclusive, above) after the date upon which such Acquiring Person or Authorized Shareholder became such, shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under this Agreement. The provisions of this
Section 11(d) shall similarly apply to successive mergers or consolidations or sales or other transfers.

     In the event that the Company shall be the continuing or surviving corporation in a merger or consolidation referred to in subparagraph (ii) above and Common Shares of the Company are required to be issued upon exercise of the Rights following such merger or consolidation, and if there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of additional Common Shares, then, notwithstanding any other provision of this Agreement, in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights, the Company shall pay, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, cash at a rate per Right equal to the product of the Purchase Price in effect at the time of exercise multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the occurrence of the merger or consolidation referred to in subparagraph (ii) above. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

     (e) (i) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the

Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this Section 11(e) (other than the last sentence thereof). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares multiplied by one hundred (as such may be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction relating to the Common

Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a Preferred Share shall be equal to the "current market price" of one Preferred Share divided by 100.

     (f) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in such price; provided, however, that any adjustments which by reason of this Section 11(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(f), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, or (ii) the Expiration Date.

     (g) If as a result of an adjustment made pursuant to Sections 11(a) or 11(d) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (h) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (i) Unless the Company shall have exercised its election as provided in
Section 11(j) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (j) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (k) Irrespective of any adjustment or change in the Purchase Price or the number or kind of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Right Certificate issued hereunder.

     (l) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

     (m) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares,
(iii) combine the outstanding Common Shares into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

     (o) Anything in Sections 11 (a) through (n), inclusive, hereof to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

     (p) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of shares of capital stock (or fractions of a share) for which a Right is exercisable or the number of Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11(a)(ii) and 11(d) hereof, unless the terms of this Agreement are amended so as to preserve such benefits.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a certificate setting forth such adjustment (including a description of any Rights which have become void as a result thereof) and a brief statement of the facts accounting for such adjustment and promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and Common Shares a copy of such certificate.

     Section 13. Notice of Adjusted Purchase Price or Number or Type of Shares to Holders of Rights. Whenever an adjustment is made as provided in Section 11 hereof after the Distribution Date, the Company shall mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 25 hereof.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be conclusive. for all purposes.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a

Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preferred Share. For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share shall be the closing price of one one-hundredth of a Preferred Share (as determined pursuant to Section 11(e)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of an event described in Section 11(a)(ii) or
Section 11(d), the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right

Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this
Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(e)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise provided by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

     The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of

Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer, of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any

Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Ohio or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio or New
York), in good standing, having a principal office in the States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Cleveland, Ohio time, on the earlier of (i) the occurrence of a Triggering Event or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.03 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

     (b) In addition, if at any time (including, without limitation, after the Distribution Date) a Person shall obtain the prior authorization of the Company's shareholders required pursuant to the Authorization Statute for a transaction in which such Person will make a fully financed offer for all outstanding Common Shares offering only cash, then, in connection with the consummation of such transaction, the Directors of the Company shall (even though the right of redemption may have otherwise expired) redeem all, but not less than all, of the Rights at the Redemption Price.

     (c) Immediately upon the effective date of the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action. Within 10 calendar days after ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          (d) At any time following the Share Acquisition Date, the Directors of the Company may relinquish their right to redeem the Rights under paragraph (a) above by duly adopting a resolution to that effect subject, however, to Section 23(b) hereof. Promptly after adoption of such a resolution, the Company shall publicly announce such action. Immediately upon adoption of such resolution, the rights of the Directors under Section 23(a) shall terminate without further action and without any notice.

     Section 24. Notice of Certain Events. In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a periodic cash dividend at a rate not in excess of 125 percent of the rate of the last periodic cash dividend theretofore paid), or (b) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding

Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50 percent of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause
(a) or (b) above, at least 20 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

     In case any of the events set forth in Section 11(a)(ii) or Section 11(d) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   Brush Wellman Inc.
                   1200 Hanna Building
                   Cleveland, Ohio 44115
                   Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                   Ameritrust Company National Association
                   Corporate Trust Division
                   P.O. Box 6477
                   Cleveland, Ohio 44101
                      Attention:  Stock Transfer Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

     Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Section 11(a)(ii) or 11(d) or procedures relating to the redemption of the Rights, which change, amendment or supplement shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or Authorized Shareholder or an Affiliate or Associate of any such person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable (subject, however, to Section 23(b) hereof), or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price, or the number of one one-hundredths of a Preferred Share for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries, taken as a whole, any Acquiring Person or Authorized Shareholder or any Affiliates or Associates of such Acquiring Person or Authorized Shareholder if at the time of or after such consolidation, merger or sale there would be any charter or by-law provisions or any rights, options, warrants or other instruments or securities outstanding or agreements in effect or any other actions taken which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights without the affirmative vote of the holders of at least 80 percent of the then-outstanding Rights beneficially owned by Persons other than such Acquiring Person or Authorized Shareholder or any Affiliates or Associates of such Acquiring Person or Authorized Shareholder. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section.

     Section 28. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

     Section 29. Action by the Board of Directors. Whenever any action hereunder or in connection with the Rights is required or permitted to be taken by the Board of Directors of the Company, such action may be taken by the Executive Committee of the Board of Directors or by any other duly authorized committee thereof.

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       BRUSH WELLMAN INC.

[SEAL]

Attest:

By /s/ Clark G. Waite                 By   /s/ Raymond A. Foos
  ---------------------------            ----------------------------
  Secretary                              Chairman of the Board,
                                         President and Chief
                                         Executive Officer

[SEAL]

Attest:                                AMERITRUST COMPANY NATIONAL
                                         ASSOCIATION

By /s/ Neal J. Gerstenschlager        By    /s/ Victor W. LaTessa
  ----------------------------           ----------------------------
  Neal J. Gerstenschlager                Victor W. LaTessa
  Senior Trust Officer                   Trust Officer
    & Assistant Secretary                  & Assistant Secretary

                                                                       Exhibit A

                                 CERTIFICATE OF
                              ADOPTION OF AMENDMENT
                      TO AMENDED ARTICLES OF INCORPORATION

                                       of

                               BRUSH WELLMAN INC.

     We, Raymond A. Foos, Chairman of the Board, President and Chief Executive Officer, and Clark G. Waite, Secretary, of Brush Wellman Inc., an Ohio corporation (the "Corporation"), do hereby certify that pursuant to the authority conferred upon the Board of Directors by the Amended Articles of Incorporation of the Corporation, the said Board of Directors at a meeting duly called and held on February 28, 1989, at which a quorum was present and acting throughout, adopted the following resolution to amend the Amended Articles of Incorporation of the Corporation pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

     RESOLVED, that Division A of Article FOURTH of the Amended Articles of Incorporation of this Corporation, which was added to Article FOURTH of the Amended Articles of Incorporation on January 26, 1988, be, and it hereby is, amended and restated as set forth below:

                                  DIVISION A-1

                        SERIAL PREFERRED STOCK, SERIES A

     Section 1. There is established hereby a series of Serial Preferred Stock that shall be designated "Serial Preferred Stock, Series A" (hereinafter sometimes called this "Series" or the "Series A Preferred Shares") and that shall have the terms set forth in this Division A-1.

     Section 2. The number of shares of this Series shall be 450,000.

     Section 3. (a) The holders of record of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors in accordance with the terms hereof, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction of a Series A Preferred Share in an amount per share (rounded to the nearest cent) equal to the lesser of (i) $1.50 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

     Section 4. Subject to the provisions of Section 6(b)(iii) of Division A and in accordance with Section 4 of Division A, the Series A Preferred Shares shall be redeemable from time to time at the option of the Board of Directors of the Corporation, as a whole or in part, at any time at a redemption price per share equal to one hundred times the then applicable Purchase Price as defined in that certain Rights Agreement, dated as of January 26, 1988 between the Corporation and AmeriTrust Company National Association (the "Rights Agreement"), as the same may be from time to time amended in accordance with its terms, which Purchase Price is $100 as of January 26, 1988, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the Company upon request. In the event that fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed shall be as determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot in such manner as shall be determined by the Board of Directors.

     Section 5. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series A Preferred Shares, unless, prior thereto, the holders of Series A Preferred Shares shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms which Purchase Price is $100 as of January 26, 1988, subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preference").

     (b) In the event, however, that the net assets of the Corporation are not sufficient to pay in full the amount of the Series A Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series A Preferred Shares as to distribution of assets in Liquidation all shares of this Series and of such other series of Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

     (c) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in paragraph
(a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (d) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a Liquidation for the purposes of this
Section 5.

     Section 6. The Series A Preferred Shares shall not be convertible into Common Stock.

     IN WITNESS WHEREOF, Raymond A. Foos, Chairman of the Board, President and Chief Executive Officer, and Clark G. Waite, Secretary, of Brush Wellman Inc., acting for and on behalf of the Corporation, have hereunto subscribed their names this 28th day of February, 1989.

                                       ------------------------------
                                       Chairman of the Board,
                                       President and Chief Executive
                                       Officer


                                       ------------------------------
                                       Secretary

                                                                       Exhibit B

                           [Form of Right Certificate]

Certificate No. R-

                                     Rights
                  -------------------

     NOT EXERCISABLE AFTER JANUARY 26, 1998 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.03 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE ISSUED TO, OR BENEFICIALLY OWNED BY, A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN AUTHORIZED SHAREHOLDER OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN AUTHORIZED SHAREHOLDER (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OR SECTION 11(d) OF THE RIGHTS AGREEMENT.*]

                                Right Certificate

                               BRUSH WELLMAN INC.

        This certifies that _____________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 26, 1988 and amended on February 28, 1989 (the "Rights Agreement") between Brush Wellman Inc., an Ohio corporation (the "Company"), and Ameritrust Company National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is



- -------------------

*  The portion of the legend in brackets shall be inserted only if applicable.

defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on January 26, 1998 at the principal office of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Serial Preferred Stock, Series A, without par value (the "Preferred Shares"), of the Company, at a purchase price of $100 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a Preferred Share set forth above, are the number and Purchase Price as of January 26, 1988, based on the Preferred Shares as constituted at such date.

     Upon the occurrence of certain events specified in Sections 11(a)(ii) and 11(d) of the Rights Agreement, if any of the Rights evidenced by this Right Certificate are or were at any time beneficially owned by an Acquiring Person or an Authorized Shareholder or any Affiliate or Associate of an Acquiring Person or Authorized Shareholder (as such terms are defined in the Rights Agreement) after the date upon which such Acquiring Person or Authorized Shareholder became such, such Rights shall become null and void and no holder shall have any right to exercise such Rights from and after the occurrence of such specified events.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of capital shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are available from the Company upon request.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.03 per Right.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal. Dated as of              , 19 .

ATTEST:                                BRUSH WELLMAN INC.

                                       By
- -----------------------------            ----------------------------
         Secretary                       Title:

Countersigned:

By
  ---------------------------
  Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED, ____________________________________________________

hereby sells, assigns and transfers unto ____________________________________

_____________________________________________________________________________
                (Please print name and address of transferee)

_____________________________________________________________________________

this Right Certificate, together with all right, title and interest therein,

and does hereby irrevocably constitute and appoint _________________ Attorney,

to transfer the within Right Certificate on the books of the within-named

Company, with full power of substitution.


Dated: _____________________ , 19______

                                          ___________________________________
                                          Signature

Signature Guaranteed:

                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a person who is or was an Acquiring Person or an Authorized Shareholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Authorized Shareholder or an Affiliate or Associate of any such Person.

Dated:                 , 19
      -----------------    --          ------------------------------
                                       Signature

Signature Guaranteed:

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

             (To be executed if holder desires to exercise the Right
                                  Certificate.)

To Brush Wellman Inc.:

     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

- --------------------------------------------------------------------------------
                         (Please print name and address)

- --------------------------------------------------------------------------------
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

- --------------------------------------------------------------------------------
                         (Please print name and address)

- --------------------------------------------------------------------------------

Dated:                 , 19
      -----------------    --
                                       ------------------------------
                                       Signature

                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of this
                                                  Right Certificate)

Signature Guaranteed:

                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Authorized Shareholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or became an Acquiring Person or an Authorized Shareholder or an Affiliate or Associate of any such Person.

Dated:                , 19
      ----------------    --           ------------------------------
                                       Signature

Signature Guaranteed:

                                     NOTICE

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C

                          SUMMARY OF RIGHTS TO PURCHASE

                                PREFERRED SHARES

     On January 26, 1988, the Board of Directors of Brush Wellman Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, $1.00 par value, of the Company (the "Common Shares"). The distribution was paid on February 8, 1988 (the "Record Date") to the stockholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Serial Preferred Stock, Series A, without par value, of the Company (the "Preferred Shares"), at a price of $100 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 26, 1988, as amended, (the "Rights Agreement") between the Company and Ameritrust Company National Association, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days (or such later date as may be specified by a majority of the Directors then in office) following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding Common Shares without obtaining shareholder authorization pursuant to and otherwise complying in full with Section 1701.831 of the Ohio Revised Code, as it may be amended from time to time (the "Authorization Statute"), (ii) 10 days (or such later date as may be specified by a majority of the Directors then in office) following the commencement of a tender offer or exchange offer for 20 percent or more of such outstanding Common Shares or (iii) the first occurrence of certain events described below which would result in the Rights becoming exercisable to purchase Common Shares or common stock of another person (the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on January 26, 1998, unless earlier redeemed by the Company as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares or the Common Shares of certain rights, options or warrants to subscribe for Preferred Shares or Common Shares, as the case may be, or convertible securities at less than the current market price of the Preferred Shares or the Common Shares, as the case may be, or (iii) upon the distribution to holders of the Preferred Shares or the Common Shares of evidences of indebtedness, cash (excluding periodic cash dividends at a rate not in excess of 125 percent of the rate of the last cash dividend theretofore paid), assets, stock (excluding dividends payable in Preferred Shares or Common Shares, as the case may be) or of subscription rights, options or warrants (other than those referred to above).

     In the event that (i) an Acquiring Person or an Authorized Shareholder (which is a person or group of affiliates or associated persons that have acquired 20% or more of the Common Shares of the Company and has complied in full with the requirements of the Authorization Statute) merges into the Company and the Company's Common Shares are not changed or exchanged or engages in one of a number of self-dealing transactions specified in the Rights Agreement, (ii) during such time as there is an Acquiring Person or Authorized Shareholder, there is a reclassification of securities or other transaction which increases by more than one percent the proportionate amount of Company securities owned by the Acquiring Person or Authorized Shareholder, or (iii) if a person or group of affiliated or associated persons becomes the beneficial owner of 20 percent or more of the

Company's Common Shares the acquisition of which requires compliance with the Authorization Statute, (excluding however, any case where both (a) the Authorization Statute is in full force and effect and applies to the acquisition of Common Shares by such person and (b) such person obtains the prior authorization (or authorizations) of the Company's shareholders pursuant to, and otherwise complies in full with, the Authorization Statute), proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by such person after the date upon which the Acquiring Person or Authorized Shareholder became such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right (or, under certain circumstances, an amount of cash equal to the Purchase Price).

     In the event that the Company is acquired by an Acquiring Person or an Authorized Shareholder in a merger or other business combination transaction or 50 percent or more of its assets or earning power are sold to an Acquiring Person or an Authorized Shareholder, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person or Authorized Shareholder after the date upon which the Acquiring Person or Authorized Shareholder became such (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash equal to the Purchase Price).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1 percent in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share or smaller fractions, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     The Company may redeem the Rights in whole, but not in part, at a price of $.03 per Right (the "Redemption Price"), at any time prior to the close of business on the earlier of (i) the first occurrence of certain events described above which would result in the Rights becoming exercisable to purchase Common Shares or common stock of another person or (ii) January 26, 1998. In addition, the Directors are required to redeem the Rights in whole in connection with the consummation of a transaction in which a person or group makes a fully-financed cash offer for all outstanding Common Shares which is lawful in every material respect and such transaction is authorized by the shareholders of the Company pursuant to the Authorization Statute. Immediately upon the effective date of the action of the Board of Directors of the Company electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Company will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the Registry Books of the Rights Agent.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Prior to the Distribution Date, the Rights Agreement may be amended or supplemented by the Company and the Rights Agent, without the approval of any holders of Rights, in any manner, except for an amendment or supplement which would change the Redemption Price or the Final Expiration Date, the Purchase Price, or reduce the number of one one-hundredths of a Preferred Share for which a Right is then exercisable. After the Distribution Date, the Rights Agreement may be so amended or supplemented to cure ambiguity, correct or supplement defective or inconsistent provisions or otherwise as the Company may deem necessary or desirable and shall not adversely affect the interests of the Rights holders.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 26, 1988. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.